SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2009

Green St. Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

123 Green Street, Tehachapi, California	93561
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 556-9688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   –   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 16, 2009, the Company filed a certificate of amendment to its certificate of incorporation changing its name to Green St. Energy, Inc. from its former name M-Wave, Inc.  The Company had previously obtained shareholder approval at its annual meeting of shareholders December 30, 2008 to the terms of asset purchase agreement which required as a condition subsequent an amendment to the Company’s certificate of incorporation to effectuate a change in name.

With the amendment to the Company’s certificate of incorporation, effective January 16, 2009, the Company is proceeding to apply for a change in its trading symbol for the Company’s common stock on the Over the Counter Bulletin Board.  The Company’s trading symbol will remain as MWAV until such time as the application for a change in trading symbol is approved and finalized.  In addition, the Company has changed its corporate address to 123 Green St., Tehachapi, CA 93561, phone number (310) 556-9688 and fax (310) 277-1278.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

3.01	Amendment to Certificate of Incorporation changing company name to Green St. Energy, Inc. filed with the Delaware Secretary of State January 16, 2009.

99.1	Press Release issued January 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.
GREEN ST. ENERGY, INC.
(Registrant)

By /s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Corporate Secretary

Dated: January 22, 2009